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                                                                      EXHIBIT 15
                                                                   July 21, 1997



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

RE:  ANSYS, Inc. and Subsidiaries

1.   Form S-8 (Registration No. 333-8613) 1996 Stock Option
              and Grant Plan Employee Stock Purchase Plan


Ladies & Gentlemen:

We are aware that our report dated July 21, 1997 on our review of the interim financial information of ANSYS, Inc. and Subsidiaries for the three-month and six-month periods ended June 30, 1997 is incorporated by reference in the registration statement referred to above. Pursuant to Rule 436( c) under the Securities Act of 1933, this report should not be considered a part of the registration statement prepared or certified by us within the meaning of Sections 7 and 11 of that Act.



Very truly yours,

/s/ Coopers & Lybrand L.L.P.
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